Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-02934, 333-02860, 333-96645, 333-128103, and 333-133385) and on Form S-3 (File No. 333-169946) of USANA Health Sciences, Inc. of our report dated March 14, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, UT

March 14, 2011